[Letterhead of Sellers & Associates P.C.]




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

August 18, 2000

Learner's World, Inc.
369 Avenue U
Brooklyn, New York 12233

We do hereby consent to the use of our audit report as of and for the year ended December 31, 1999 dated May 19, 2000 and our review report as of and for the six months ended June 30, 2000 dated August 3, 2000 in the Form S-8 Registration Statement of Learner's World, Inc.

                                                  /s/ Sellers & Associates, P.C.
                                                 Sellers & Associates, P.C.